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                                   EXHIBIT 11

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                        Three Months        Nine Months
                                                                     Ended September 30   Ended September 30
                                                                       1997       1996       1997      1996
                                                                       ----       ----       ----      ----
PRIMARY:
Net earnings (loss)                                                  $(78,157)    26,650    (6,603)   67,625
-------------------------------------------------------------------------------------------------------------

Weighted average number of shares of common stock and
 common stock equivalents:
      Weighted average number of shares outstanding                    79,059     75,890    78,363    73,404
      Dilutive effect of stock options                                      -      4,990         -     5,685
-------------------------------------------------------------------------------------------------------------
Weighted average number of common stock
   and common stock equivalents                                        79,059     80,880    78,363    79,089
-------------------------------------------------------------------------------------------------------------

Earnings per common and common equivalent share                      $   (.99)       .33     (0.08)      .86
=============================================================================================================


FULLY DILUTED:
Net earnings (loss)                                                  $(78,157)    26,650    (6,603)   67,625
-------------------------------------------------------------------------------------------------------------

Weighted average number of shares of common stock and
 common stock equivalents:
      Weighted average number of shares outstanding                    79,059     75,890    78,363    73,404
      Dilutive effect of stock options                                      -      5,472         -     6,055
-------------------------------------------------------------------------------------------------------------
Weighted average number of common stock
   and common stock equivalents                                        79,059     81,362    78,363    79,459
-------------------------------------------------------------------------------------------------------------

Earnings per common and common equivalent share                      $   (.99)       .33     (0.08)      .85
=============================================================================================================

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